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                                                                    EXHIBIT 23.3


                        [LETTERHEAD OF GABLE & GOTWALS]
                          A PROFESSIONAL CORPORATION

                               1000 ONEOK PLAZA
                             100 WEST FIFTH STREET
                          TULSA, OKLAHOMA 74103-4219
                           Telephone (918) 585-8141
                           Facsimile (918) 588-7873
                            http://www.gablelaw.com


                                August 26, 1998

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103

                Re: Form S-3, Registration Statement Under the
                    Securities Act of 1933, relating to certain
                    Debt Securities

Gentlemen:

        We are retained as regular counsel for ONEOK, Inc., an Oklahoma corporation (hereinafter called the "Company") which has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (including a Prospectus) relating to the registration of unsecured debentures, notes or other evidence of indebtedness (the "Securities") which may be offered as one or more separate series or as a single series, as determined at the time of the offering.

        We have examined (a) the above-mentioned Registration Statement which is being filed with the Securities and Exchange Commission; (b) the Indenture (the "Indenture") to be entered into between the Company and the Trustee; (c) the Certificate of Incorporation, as amended, and the By-laws, as amended, of the Company; (d) the corporate actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities; and (e) such other corporate records, certificates of public officials and officers of the Company, and other documents as we have considered relevant to the matters covered by this opinion.

        In connection with the foregoing, we wish to advise you as follows:


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GABLE & GOTWALS

ONEOK, Inc.
August 26, 1998
Page 2

        1. The Company is a corporation validly organized and existing under the laws of the State of Oklahoma and is duly qualified to do business as a foreign corporation in the State of Kansas.

        2. The filing of the above-mentioned Registration Statement and the execution of the above-mentioned Indenture have been duly authorized by the proper corporate action on the part of the Company.

        3. When a series of Securities has been duly issued pursuant to the terms and conditions of the Indenture, such Securities shall be legally issued, fully paid, and non-assessable obligations of the Company in the hands of the then owners thereof and such Securities shall be valid, legal and binding obligations of the Company enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights and to general equity principles.

        We hereby consent to:

        1. Being named in the above Form S-3 Registration Statement and the Prospectus which is being made a part thereof, and in any amendments thereto, under the captions "Experts" and "Legal Matters", as counsel for the Company, passing upon legal matters in connection with the Securities and having reviewed the matters of law and legal conclusions under "Description of Securities" contained in said Prospectus which are included therein under our authority as experts.

        2. The filing of this opinion as an exhibit to the above-mentioned Form S-3 Registration Statement.

                                Very truly yours,

                                GABLE & GOTWALS

                                By /s/ Donald A. Kihle
                                   ----------------------------
                                       Donald A. Kihle